UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2022

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Science Applications International Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12010 Sunset Hills Road, Reston, VA 20190
(Address of Principal Executive Offices) (Zip Code)
(703) 676-4300
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	SAIC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
The information required by this item is included in Item 2.03 below and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On June 30, 2022 (the "Closing Date"), Science Applications International Corporation ("SAIC") entered into the Fifth Amendment (the "Amendment") to the Third Amended and Restated Credit Agreement, dated as of October 31, 2018, as amended by the First Amendment, dated as of February 19, 2020, as further amended by the Second Amendment, dated as of March 13, 2020, as further amended by the Third Amendment, dated as of March 1, 2021, and as further amended by the Fourth Amendment, dated as of July 2, 2021 (the "Existing Credit Agreement"), among SAIC, as borrower, Citibank, N.A., as administrative agent and collateral agent, and certain other lenders and parties thereto. Among other things, the Amendment increased the Revolving Credit Commitment to $1,000,000,000 and provided for a new $1,230,000,000 Term Facility. The entirety of the new Term Facility was borrowed by SAIC on the Closing Date, and the proceeds were immediately used (i) to refinance all of the Term Advances and Term 2 Advances outstanding immediately prior to giving effect to the Amendment, (ii) to pay all accrued interest and fees then owing under the Existing Credit Facility and certain expenses incurred in connection with the Fifth Amendment, and (iii) to prepay a portion of the Tranche B Loans.
The new Term Advances will amortize quarterly beginning October 31, 2023 at 1.250% of the original borrowed amount thereunder, such quarterly amortization increasing to 1.875% on October 31, 2024 and to 2.500% on October 31, 2025. The new Term Advances may be prepaid at any time without penalty and are subject to the same mandatory prepayments, including from excess cash flow, as the Company’s prior term loans under the Existing Credit Agreement. The termination date of the Revolving Credit Commitments has been extended to, and the maturity date of the Term Facility is, the earlier of the date that is five years after the Closing Date and the date that is 91 days prior to the earliest Tranche B Maturity Date (subject to acceleration in certain circumstances). The new Term Advances are secured by substantially all of the assets of the Company and the Company’s wholly owned domestic subsidiaries, and is guaranteed by each of the Company’s wholly owned domestic subsidiaries. The new Term Advances will be subject to the same covenants and events of default as the Company’s term loans under the Existing Credit Agreement.
From and after the Closing Date, all interest rates under the Existing Credit Agreement have transitioned from LIBOR to SOFR plus 0.10% for US dollar denominated loans, SONIA for UK pound sterling denominated loans, and EURIBOR for Euro denominated loans. Interest rate margins for Tranche B Loans and Tranche B-2 Loans remain unchanged. The applicable interest rate margins under the Term Facility and the Revolving Credit Commitment have been reduced to a range from 0.75% to 1.75% per annum for SOFR, SONIA and EURIBOR loans, and 0.00% to 0.75% per annum for base rate loans, in each case based on the then applicable Leverage Ratio, and undrawn revolver commitment fees have been reduced to a range of 0.125% to 0.25% per annum based on the then applicable Leverage Ratio.
The Fifth Amendment also contains certain other conforming amendments. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K Item 9.01.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Fifth Amendment to the Third Amended and Restated Credit Agreement, dated June 30, 2022, by and among SAIC, Citibank N.A., as administrative agent and collateral agent, and certain other lenders and parties thereto.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 30, 2022
Science Applications International Corporation

By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary